EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: March 19, 2026

GATEWAY SUPERFOOD NSSIII INVESTMENT, LLC

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, President
Date:	3/19/2026

GATEWAY SUPERFOOD NSSIV INVESTMENT, LLC

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, President
Date:	3/19/2026

NEXUS SPECIAL SITUATIONS III, L.P.

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, Authorized Signatory
Date:	3/19/2026

NEXUS SPECIAL SITUATIONS IV, L.P.

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, Authorized Signatory
Date:	3/19/2026

NEXUS SPECIAL SITUATIONS GP III, L.P.

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, Authorized Signatory
Date:	3/19/2026

NEXUS SPECIAL SITUATIONS GP IV, L.P.

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, Authorized Signatory
Date:	3/19/2026

NEXUS PARTNERS III, LLC

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, Manager
Date:	3/19/2026

NEXUS PARTNERS IV, LLC

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, Manager
Date:	3/19/2026

NEXUS CAPITAL MANAGEMENT LP

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen, Authorized Signatory
Date:	3/19/2026

MICHAEL COHEN

Signature:	/s/ Michael Cohen
Name/Title:	Michael Cohen
Date:	3/19/2026

DAMIAN GIANGIACOMO

Signature:	/s/ Damian Giangiacomo
Name/Title:	Damian Giangiacomo
Date:	3/19/2026

DANIEL FLESH

Signature:	/s/ Daniel Flesh
Name/Title:	Daniel Flesh
Date:	3/19/2026